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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non-Qualified Stock Option Agreement between TETRA Technologies, Inc. and Allen McInnes dated April 1, 1996, as amended December 11, 1998, of our report dated February 21, 2001, with respect to the consolidated financial statements and schedule of TETRA Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.





Ernst & Young LLP
Houston, Texas
March 15, 2002